UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2019

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2019, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated November 26, 2018 (the “Merger Agreement”), by and between People’s United Financial, Inc. (“People’s United”) and BSB Bancorp, Inc. (“BSB Bancorp”), the merger of People’s United and BSB Bancorp (the “Merger”), in which BSB Bancorp merged with and into People’s United, with People’s United as the surviving corporation, became effective.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of BSB Bancorp common stock, par value $0.01 per share (“BSB Bancorp Common Stock”), became entitled to receive 2.0 shares (the “Exchange Ratio”) of People’s United common stock, par value $0.01 per share (“People’s United Common Stock”), for each share of BSB Bancorp Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in treasury by BSB Bancorp or otherwise owned by BSB Bancorp or People’s United (with limited exceptions)), with cash payable in lieu of any fractional shares.

At the Effective Time, each option granted by BSB Bancorp to purchase shares of BSB Bancorp Common Stock under the BSB Bancorp stock incentive plans that was outstanding and unexercised immediately prior to the Effective Time (the “BSB Bancorp Options”), whether vested or unvested, was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the quotient of (i) the product of (A) the number of shares of BSB Bancorp Common Stock subject to such BSB Bancorp Option multiplied by (B) the excess, if any, of (1) the product of (x) the Exchange Ratio and (y) the People’s United Share Closing Price (as defined below) over (2) the exercise price per share of BSB Bancorp Common Stock of such BSB Bancorp Option, divided by (ii) $16.30, which was the average closing-sale price of the People’s United Common Stock for the five full trading days ending on the trading day immediately preceding April 1, 2019 (the “People’s United Share Closing Price”), net of applicable tax withholdings, with cash payable in lieu of any fractional shares.

Furthermore, at the Effective Time, each other equity-based award that was outstanding immediately prior to the Effective Time and that was granted by BSB Bancorp under the BSB Bancorp stock incentive plans that was not a BSB Bancorp Option (the “Other BSB Bancorp Equity Awards”), whether vested or unvested, was cancelled and converted automatically into the right to receive a number of shares of People’s United Common Stock equal to the product of (i) the number of shares of BSB Bancorp Common Stock subject to such Other BSB Bancorp Equity Award multiplied by (ii) the Exchange Ratio, net of applicable tax withholdings, with cash payable in lieu of any fractional shares.

Immediately following the Merger, Belmont Savings Bank, a Massachusetts-chartered savings bank and a wholly-owned subsidiary of BSB Bancorp, merged with and into People’s United Bank, National Association, a national banking association and a wholly-owned subsidiary of People’s United, with People’s United Bank, National Association as the surviving entity.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 1, 2019, People’s United issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between People’s United Financial, Inc. and BSB Bancorp, Inc., dated as of November 26, 2018 (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by People’s United Financial, Inc. on November 29, 2018)

99.1	Press Release, dated April 1, 2019, announcing completion of the Merger (furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: April 1, 2019	By:	/s/ Kristy Berner
(Signature)

	Name:	Kristy Berner, Esq.
	Title:	Executive Vice President, General Counsel and Corporate Secretary